                                                                    Exhibit 5.1

                                 LAW OFFICES OF
                               KENNETH J. WARREN
            2109 WEST FIFTH AVENUE, SUITE C  o COLUMBUS, OHIO 43212
                      (614) 487-1966 o FAX (614) 487-1945
                             kwarren@warrenlaw.com
--------------------------------------------------------------------------------

                                 July 28, 1997


FM Precision Golf Corp.
P.O. Box 298
Torrington, Connecticut 06790

Gentlemen:

        You have requested my opinion in connection with the issuance of up to 1,862,839 shares of Common Stock, $.001 par value (the "Common Stock"), of FM Precision Golf Corp., a Delaware corporation (the "Company"), which securities are registered on a Registration Statement on Form S-4 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Registration Statement").

        Although I have acted as counsel to the Company in connection with the Merger (as defined in the Registration Statement) and various other matters in the past, my advice to and representation of the Company have been limited to the specific matters referred to me from time to time by the Company; accordingly, I may be unaware of certain matters of a legal nature concerning the Company.

        I have examined and relied upon the following documents and instruments for the purpose of giving this opinion which, to my knowledge and in my judgment, are all of the documents and instruments that are necessary for me to examine for such purpose.

        i. The Registration Statement and the prospectus filed therewith (the "Prospectus") and all exhibits thereto; and

        ii. The corporate minute books of the Company, including copies of the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

        In giving my opinion, I have assumed, without investigation, the authenticity of any document or instrument submitted to me as an original, the conformity to the authentic original of any document or instrument submitted to me as a certified, conformed or photostatic copy, the genuineness of all signatures on such originals or copies and the authority and capacity of each signatory.

                                 LAW OFFICES OF
                               KENNETH J. WARREN

FM Precision Golf Corp.
July 28, 1997
Page 2


        Based upon the foregoing, I am of the opinion that when the shares of Common Stock issued in the Merger have been duly issued and delivered, they will be validly issued, fully paid and nonassessable.

        The opinion set forth above is subject to the following qualifications:

        A. No opinion is expressed herein as to the application of any state securities or Blue Sky laws.

        B. I am qualified to practice law in the State of Ohio, and nothing contained herein shall be deemed to be an opinion as to any law other than the General Corporation Law of the State of Delaware and the federal law of the United States.

        C. The opinion set forth herein is expressed as of the date hereof, and I do not have any obligation to advise you of any changes, after the date hereof, in the facts or the law upon which this opinion is based.

        D. This opinion is furnished by me solely for your benefit and is intended to be used as an exhibit to the Registration Statement and filings with various state securities authorities in connection with the Merger, and such entities may rely on this opinion as if it were addressed to and had been delivered to them on the date hereof. Except for such use, neither this opinion nor copies hereof may be relied upon by or delivered to any other person or entity, or quoted in whole or in part without my prior written consent.

        E. I consent to the reference to my name under the caption LEGAL MATTERS in the Prospectus and to the use of my opinion as an exhibit to the Registration Statement. In giving these consents, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,


                                        /s/ Kenneth J. Warren


KJW:nil